Exhibit 23.1

CONSENT OF BDO SEIDMAN, LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our reports dated February 22, 2007, relating to the consolidated financial statements and financial statement schedule of Rainmaker Systems, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

San Francisco, California

October 16, 2007